Exhibit 99.1

FOUNTAIN POWERBOAT INDUSTRIES, INC.

RECEIVES NON-COMPLIANCE NOTICE

FROM NYSE ALTERNEXT US

WASHINGTON, NC—January 30, 2009 - In a Report on Form 8-K filed today with the Securities and Exchange Commission, Fountain Powerboat Industries, Inc. (NYSE Alternext US: FPB) (the “Company”) reported that it has received notice from the NYSE Alternext US, successor to the American Stock Exchange (the “Exchange”), that it is not in compliance with the Exchange’s standards for the continued listing of its common stock and, as a result, the Company has become subject to the Exchange’s suspension and delisting procedures.

The Company previously reported that, on June 11, 2008, it received notice from the Exchange, that its review of our Form 10-Q for the period ending March 31, 2008, indicated that the Company was not in compliance with Section 1003(a)(iv) of the Company Guide and, as a result, it had become subject to the Exchange’s suspension and delisting procedures. Specifically, the notice stated that the Company had sustained losses which were so substantial in relation to its overall operations or its existing financial resources, or its financial condition had become so impaired, that it appeared questionable, in the opinion of the Exchange, whether the company would be able to continue operations and/or meet its obligations as they mature. Subsequently, on November 5, 2008, the Company received notice from the Exchange that, based on the Exchange’s review of the Company’s Annual Report on Form 10-K for the year ended June 30, 2008, the Company was not in compliance with an additional listing standard, Section 1003(a)(i) of the Company Guide, because its stockholders’ equity was less than $2,000,000 and it had incurred losses from continuing operations and net losses in two of our three most recent fiscal years.

On January 26, 2009, the Company received notice from the Exchange, that, based on its review of information the Company submitted in response to the November notice, the Company has not made a reasonable demonstration of its ability to regain compliance with Section 1003(a)(i) of the Company Guide within the allotted amount of time. Additionally, the notice stated that the Company also is not in compliance with Section 1003(b)(i)(C) of the Company Guide because the aggregate market value of its publicly held shares has been less than $1,000,000 for more than 90 consecutive days. As a result, the Staff has determined that the Company is subject to immediate delisting proceedings and that, unless it appeals the Staff’s determination by February 2, 2009, the Exchange will suspend trading in the Company’s common stock and file an application with the Securities and Exchange Commission to strike the stock from listing and registration on the Exchange. In light of current economic conditions in general and, in particular, conditions within the marine industry, the Company does not believe it can regain compliance with the Exchange’s continued listing standards in the near-term. As a result, the Company’s Board of Directors has elected not to appeal the Staff’s determination.

Following the delisting of the common stock, the Company’s outstanding shares will be quoted in the Pink Sheets under a new trading symbol. The Company will publicly announce the new symbol when it becomes known.

About Fountain Powerboat Industries, Inc.

Fountain Powerboat Industries, Inc. has its executive offices and manufacturing facilities along the Pamlico River in Beaufort County, North Carolina. The Company, through its wholly owned subsidiary, Fountain Powerboats, Inc., designs, manufactures and sells offshore sport boats, sport fishing boats and express cruisers that target the segment of the recreational power boat market where speed, performance, safety and quality are the main criteria for purchase. These recreational boats are based upon an innovative, award-winning design enabling world class performance while using standard reliable power. There are currently 12 buildings located on 65 acres totaling over 237,000 square feet accommodating 40 to 45 boats in various stages of construction at any one time. The present plant site can also accommodate up to 300,000 square feet of additional manufacturing space. The land and buildings are wholly owned by Fountain Powerboat Industries, Inc. and its subsidiary, Fountain Powerboats, Inc. For more information, visit www.fountainpowerboats.com.

Safe Harbor for Forward Looking Statements

Except for the historical information contained herein, this press release contains forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. Such forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause the Company’s actual results to be materially different from historical results or any results expressed or implied by such forward-looking statements. The potential risks and uncertainties, include, but are not limited to, the cyclical nature of the marine industry and current adverse conditions in the industry, delays and unexpected costs for beginning construction of Baja boats, higher than expected costs to build boats, defects in acquired assets, lower than expected future market demand for Baja boats, the volatile and competitive nature of the industry, the concentration of a substantial percentage of the Company’s sales with a few major customers, the loss of, or change in demand from, any of which could have a material impact upon the Company; labor relations at the Company and at its customers and suppliers; and the Company’s single-source supply and just-in-time inventory strategies for some critical boat components, including high performance engines, which could adversely affect production if a single-source supplier is unable for any reason to meet the Company’s requirements on a timely basis, and changes in domestic and international market conditions and foreign exchange rates. We assume no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof. Further information on the factors and risks that could affect Fountain Powerboat Industries, Inc.’s business, financial condition and results of operations are included under the “Risk Factors” or “Factors Affecting Our Operating Results” sections of Fountain Powerboat Industries, Inc. public filings with the Securities and Exchange Commission, available at (http://www.sec.gov).